PART II – OFFERING CIRCULAR

AdvantaMeds Solutions

USA Fund I, Inc.

OTC Markets OTCQB: “________”

Corporate:

AdvantaMeds Solutions USA Fund I, Inc.

20511 Abbey Drive

Frankfort, Illinois 60423

 (800) 511-5925

Best Efforts Offering of 500,000 6% Convertible Preferred Stock Shares

Offering Price per 6% Convertible Preferred Stock Shares:  $100.00 (USD)

Minimum Offering: One 6% Convertible Preferred Stock Share

Maximum Offering: 500,000 6% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily, All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 500,000 6% Convertible Preferred Stock Shares are being offered to the public at $100 per 6% Convertible Preferred Stock Unit. There is no minimum number of 6% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds. A maximum of $50,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000 6% Convertible Preferred Stock Shares, (2) One Year from January 14th, 2016, or (3) a date prior to January 14th, 2017 as so determined by the Company’s Management (the “Offering Period”).

DATED:  July 7th, 2016

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THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$10.00	$90.00
Total Minimum	001	$100.00	$10.00	$90.00
Total Maximum	500,000	$50,000,000.00	$5,000,000	$45,000,000

1)

We are offering a maximum of 500,000 6% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, OTCQB Application, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $200,000 USD. Any costs above $200,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Retail Marijuana Industry Risks

Retail Marijuana Industry Investments are subject to varying degrees of risk.  The yields available from equity investments in Retail Marijuana Industry Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or assets does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s Products and Assets may be adversely affected by the general economic climate, the Retail Marijuana market conditions such as oversupply of related products or a reduction in demand for Retail Marijuana products in the areas in which the Company’s Products and Assets are located, competition from other Retail Marijuana Companies, and the Company’s ability to provide adequate Retail Marijuana Products and Superior Customer Service.  Revenues from the Company’s Retail Marijuana Products and Assets are also affected by such factors such as the costs of product production and the local market conditions.

Because Retail Marijuana Industry investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its Products and Assets.  No assurance can be given that the fair market value of the Products Produced or Assets Acquired by, or produced by, the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Shares of Common Stock is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

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The Company Face Extensive Government Regulation

The Company plans to lease Real Estate Properties and Marijuana Production Equipment, and enter into Joint Ventures with Established Licensed Marijuana Companies. The manufacturing, processing, formulating, packaging, labeling, advertising and selling of Marijuana related products are subject to regulation by one or more Federal Agencies, including the United States Food and Drug Administration, the Federal Trade Commission and the Consumer Product Safety Commission. These joint venture company activities may also regulated by various State and Local Government Agencies in the States in which these companies intend to sell their Marijuana products and in which these companies products may be produced and / or distributed. Although the Company believes that its lease and joint venture company targets are in compliance with all existing regulations, the joint venture company will be subject to the risk that, in one of more of its present joint venture company targets, or a future joint venture company, its products or marketing systems could be found not to be in compliance with applicable laws and regulations.

In addition, the Company is unable to predict whether its joint venture companies will be able to comply with any new legislation or regulations, or amendments to legislation and regulations that may be enacted in the future. New laws or regulations could require the reformation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling, and/or scientific substantiation. Failure by any of the joint venture companies to comply timely with all laws and regulations applicable to its products could have a material adverse effect on the joint venture company’s business, operations, and financial condition.

The Company shall Lease its Properties to Licensed and Established Marijuana Companies, and the Company will not be directly engaged in the Cannabis / Marijuana Industry.

The Company will not be directly engaged in the Cannabis / Marijuana Business, and will not be licensed to produce or sell Marijuana by any State, or any other governmental or regulatory body in any State, or in any other jurisdiction. The Company will lease its real estate and Marijuana Production Equipment to various outside business entities engaged in the cultivation and distribution of Marijuana. The Company will not grow, cultivate, manufacture, harvest, distribute or sell Marijuana or Marijuana based products. The Company will be an equity stakeholder in each of the licensed entities that leases its real estate and/or Marijuana Production Equipment. The Company will not be directly engaged in the Cannabis or Marijuana Industry.

We May Not be able to Effectively Manage our Growth, and any Failure to do so may have an Adverse Effect on our Business and Operating Results

We have a no operating history, and we plan to grow our Commercial Real Estate property portfolio and operations rapidly. Our future operating results depend on our ability to effectively manage our rapid growth, which is dependent, in part, upon our ability to:

•

Stabilize and manage a rapidly increasing number of properties and tenant relationships while maintaining a high level of tenant satisfaction and building and enhancing our brand;

•

Identify and supervise an increasing number of suitable third parties on which we rely to provide certain services to our properties;

•

Attract, integrate and retain new management and operations personnel as our organization grows in size and complexity;

•

Continue to improve our operational and financial controls and reporting procedures and systems; and

•

Scale our technology and other infrastructure platforms to adequately service new properties.

We cannot assure you that we will be able to achieve these results or that we may otherwise be able to manage our growth effectively. Any failure to do so may have an adverse effect on our business and operating results.

We May Rely on Local, Third-party Providers for Services that May Become Limited or Unavailable and May Harm our Brand and Reputation and Operation Results

We may rely on local, third-party vendors and service providers, including third-party construction professionals, leasing agents and property management companies in situations when it is cost-effective to do so or our internal staff is unable to perform these functions. We do not have exclusive or long-term contractual relationships with any of these third-party providers, and we can provide no assurance that we will have uninterrupted or unlimited access to their services. Furthermore, selecting, managing and supervising these third-party providers requires significant management resources and expertise. If we do not select, manage and supervise appropriate third-parties for these services, our brand and reputations and operating results may suffer. Moreover, we

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may not successfully detect and prevent fraud, incompetence or theft by our third-party providers, which could subject us to material liability or responsibility for damages, fines and/or penalties associated with such fraud, incompetence or theft.

In addition, any removal or termination of third-party providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations. If we do not select appropriate third-party providers, of if the third party providers we do select fail to deliver quality services, our brand and reputation, operating results and cash flows from our properties may be adversely affected, including entities in which we and our affiliates have an interest.

Our Evaluation of Commercial Real Estate Properties Involves a Number of Assumptions that May Prove Inaccurate, which could Result in us Paying Too Much for Properties we Acquire or Overvaluing our Properties, Resulting in them Failing to Perform as we Expect

In determining whether a particular commercial real estate property meets our acquisition criteria, the Company makes a number of assumptions, including assumptions related to estimated time of possession and any estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate. As a result, we may pay too much for commercial real estate properties we acquire or overvalue our commercial real estate properties, or our commercial real estate properties may fail to perform as we expect. Adjustments to the assumptions we make in evaluating potential purchases may result in fewer commercial real estate properties qualifying under our investment criteria, including assumptions related to our ability to lease commercial real estate properties we have purchased. Reductions in the supply of commercial real estate properties that meet our investment criteria may adversely affect our ability to implement our investment strategy and operating results.

Furthermore, the commercial real estate properties that we acquire may vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success depends on our ability to acquire commercial real estate properties that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. Our ability to identify and acquire such commercial real estate properties is fundamental to our success. In addition, the recent market and regulatory environments relating to commercial real estate properties have been changing rapidly, making future trends difficult to forecast.

The Company May Not Realize Any Income or Gains from their Equity Investments or Equity Holdings, and May Not be able to Pay the Investors its Agreed Return or Dividend On-time, if At All

The Company intends to invest or have joint venture equity holdings in existing operating marijuana companies as a substantial portion of its portfolio, which will be in the form of equity securities, including common stock, convertible preferred securities and debt securities convertible into equity securities. The Company may each receive warrants as part of any debt or equity investments or joint venture partnership. These equity interests the Company acquires may not appreciate in value and, in fact, may decline in value if the portfolio company fails to perform financially or achieve its growth objectives. The Company will generally have little, if any, control over the timing of any gains it may realize from its equity investments or joint venture holdings since the securities of each of the portfolio companies may have restrictions on their transfer or may not have an active trading market.

Equity Investments and joint venture holdings of the Company may also experience significantly more volatility in their returns and may underperform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value. Also, prices of the Company’s equity investments or joint venture holdings will be sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stock investments and/or joint venture holdings to which the Company has exposure. Equity prices fluctuate for several reasons including changes in the investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

Since the Company intends to invest in, and have joint venture partnerships, principally in equity securities, including common stock, convertible preferred securities and debt securities convertible into equity securities, of primarily marijuana industry micro-cap companies, the Company’s primary emphasis will be to generate capital gains through each of their equity investments and joint venture partnerships in portfolio companies. Accordingly, although the Company expect to receive current income in the form of interest payments on its convertible debt investments and dividend payments on its convertible preferred equity investments, a substantial portion of each of the Company’s income will likely be from the capital gains generated from the sale of its equity investments, the timing of which the Company’s Managers cannot predict. The Company does not expect to generate capital gains from the sale of its portfolio investments on a level or uniform basis from quarter to quarter.

While each of the Company’s investments and joint venture holdings will typically be made in privately held marijuana companies, the Company expects that these companies will become public reporting companies with their common stock being typically initially quoted on the OTC Market (“Over-the-Counter” Market). The Company does not expect the preferred stock of

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its portfolio companies to be listed or quoted on an exchange or quotation system. The Company also do not expect the common stock in its publicly traded portfolio companies to initially have a large number of freely tradable shares available for sale or an active secondary trading market and, as such, the common stock will be illiquid until an active market develops. The Company believes that typically this liquidity will develop in conjunction with a NASDAQ Capital Market listing which may not occur until twenty-four to forty-eight months after follow-on investments are made, if at all. The Company’s convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a NASDAQ Capital Market listing for their common stock. However, there can be no assurance that any of the Company’s portfolio companies will obtain either an OTC Market or NASDAQ Capital Market listing or, even if a listing is obtained, that an active trading market will ever develop in the common stock of the Company’s publicly traded portfolio companies.

Accordingly, the Company may not be able to realize gains from its equity interests, and any gains that the Company does realize on the disposition of any equity interests may not be sufficient to offset any other losses that the Company experiences. Furthermore, due to the expected growth of each of the Company’s portfolio companies, the Company does not generally expect to receive dividend income from its common stock holdings. In the case of cumulative preferred stock, there is no assurance that any dividends will ever be paid by a portfolio company.

The Company expects to Concentrate its Equity Holdings in Marijuana Industry Micro-Cap Companies, which are Subject to Many Risks, including Periodic Downturns

The Company expects to concentrate its holdings in what the Company believes are Marijuana industry “public ready” micro-cap companies. Under negative economic conditions, this could cause the Company’s investment performance to be worse than business development companies with no such concentration. The Company may avoid acquiring certain securities in certain Marijuana Industry micro-cap companies when it is otherwise advantageous to purchase or acquire those securities, or may sell certain securities of micro-cap companies when it is otherwise advantageous to hold those securities. In general, the Company’s focus on Marijuana Industry micro-cap companies may affect its exposure to certain market segments, which may affect the Company’s financial performance — positively or negatively — and further affecting the Company’s ability to make dividend or promised returns to Investors, on-time, or if at all - depending on whether these segments are in or out of favor.

The revenues, income (or losses) and valuations of micro-cap companies, can and often do fluctuate suddenly and dramatically. There is no assurance that decreases in market capitalizations will not occur, or that any decreases in valuations will be insubstantial or temporary in nature. Also, each of the Company’s portfolio companies may face considerably more risk of loss and may not have the same returns as companies in other industry sectors due to their growth nature.

Even if the Company’s portfolio companies are successful in becoming publicly-traded companies, there is no assurance that they will be able to achieve their projected revenue and earnings targets or effectively maintain their status as public reporting companies. In such case, there may be little or no demand for the securities of the Company’s portfolio company(s) in the public markets, and the Company may have difficulty disposing of its holdings, and the value of the Company’s holdings may decline substantially, each of which could affect the Company’s ability to pay agreed upon returns or dividends to Investors, on-time, if at all.

The Value of the Company’s Securities May Not have a Readily Available Market Price and, in such case, the Company will Value these Securities at Fair Value as Determined in Good Faith by the Company’s Board of Directors, which Valuation is Inherently Subjective and May Not Reflect what the Company may Actually Realize for the Sale of the Investment

The value of the Company’s portfolio of securities may not have readily available market prices. In such case, the Company will value these securities at fair value as determined in good faith by the Company’s Board of Directors, based upon the recommendation of the Company’s Valuation Committee. In connection with that determination, the Management of the Company will prepare portfolio company valuations using the most recent portfolio company financial statements and forecasts. The Company will also utilize the services of a third-party valuation firm, which will prepare valuations for each of the Company’s portfolio investments for which no market quotations are readily available.

Even if the Equity Securities of any of the Company’s Portfolio Companies may be Sold in the Public Markets, the Company expects these Securities will Initially be Thinly Traded and, as a Result, the Lack of Liquidity in the Company’s Holdings may Adversely Affect the Company’s Business, and will Delay Distributions of Gains, if any

While the Company’s holdings will typically be in private companies, the Company expects that, as part of each of the Company’s holdings progress, these companies will become public reporting companies with their common stock typically being initially quoted on the OTC Market (OTCQB or OTCQX). The Company does not expect the preferred equity of its portfolio

 pg. 9

companies to be listed or quoted on an exchange or quotation system. The Company does not expect the common stock in its public portfolio companies to initially have an active secondary trading market and, as such, these securities will be illiquid until an active market develops. The Company believes that typically this liquidity will develop in conjunction with a NASDAQ Capital Market listing, which the Company does not expect to occur until twenty-four to forty-eight months after the initial investment is completed, if at all. The Company’s convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a NASDAQ Capital Market listing for their common stock. However, there can be no assurance that any of the Company’s portfolio companies will obtain either an OTC Market or NASDAQ Capital Market listing or, even if a listing is obtained, that an active trading market will ever develop in the securities of any of the Company’s publicly traded portfolio companies.

The Company expects substantially all of the common stock the Company acquires in a portfolio company will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”). As restricted securities, these shares may be resold only pursuant to an effective registration statement under the Securities Act or pursuant to the requirements of Rule 144 or other applicable exemption from registration under the Securities Act, and in accordance with any applicable state securities laws. Typically, the Company will seek to obtain registration rights in connection with its acquisition of equity securities in a portfolio company. As such, the portfolio company will generally be required to file a resale registration statement under the Securities Act to register for resale the shares of common stock the Company has acquired. Notwithstanding such registration rights, the Company will be largely unable to control the timing of completion of any such registration process given external factors beyond the Company’s control. Even if a resale registration statement is declared effective, there can be no assurances that the occurrence of subsequent events may not preclude a portfolio company’s ability to maintain the effectiveness of such registration statement. Any of the foregoing items could have adverse effects on the liquidity of a Portfolio company’s shares of common stock.

In addition, the SEC has developed guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in PIPE transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities. The SEC has indicated its position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities by selling shareholders on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. The Company believes that the SEC in most cases would permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances.

SEC staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since each of the Company’s portfolio companies will have little or no tradable shares of common stock, it is unclear as to how many, if any shares of common stock the SEC will permit the Company’s portfolio companies to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that the Company reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that the liquidity in the common stock of the Company’s portfolio companies may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company’s portfolio company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires the Company’s portfolio company to file a primary registration statement.

In the event that a portfolio company of the Company is unable to register their common stock for resale under the Securities Act, the Company may be able to resell its common stock investments pursuant to an exemption from the registration requirements under the Securities Act if the Company meets the conditions of Rule 144. Rule 144 currently provides that a non-affiliated person (and who has not been an affiliate during the prior three months) may sell all of his/her/its restricted securities in a reporting company beginning six months after purchase, provided the issuer remains current in its reporting obligations during the next six months. However, an affiliated person may sell his/her/its restricted securities beginning six months after purchase, provided the following conditions are met: (i) the issuer is current in its reporting obligations, (ii) all sales are in brokerage transactions, (iii) a Form 144 is filed, and (iv) during every three months the number of shares sold that does not exceed 1.0% of a company's outstanding common stock.

In some cases, the Company may be deemed an affiliate of its portfolio companies based on the Company’s level of stock ownership or the Company’s ability to influence control over its portfolio company. As such, in the absence of an effective registration statement for the Company’s shares, the Company may be limited in the number of shares it may be able to sell in any three months period under Rule 144. This illiquidity may make it difficult for the Company to sell such investments if the need arises. Also, if the Company is required to liquidate all or a portion of its portfolio quickly, the Company may realize significantly less than the value at which it has previously recorded its investments and/or holdings, which may cause the Company to be unable to make interest or dividend payments to the Investor(s) in the agreed to timeline, if even at all.

 pg. 10

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received by the Company in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to a registration statement, may have a depressive effect upon the price of the common stock of the Company’s portfolio companies in any market that may develop.

Development Stage Business

The Company was formed as a Nevada Stock Corporation in October of 2015. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that AdvantaMeds Solutions USA Fund I, Inc. will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $50,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during this growth period, there is no guarantee that the Company will raise all the funds needed to adequately fund Company Operations. The Company has determined that $1,000,000, in addition to cash flow from operations, will be needed to fund planned operations for the first twelve months.

Dependence on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of: Mr. Geoffrey J. Thompson, the Company's Chief Executive Officer and Chief Financial Officer; and Mr. Patrick Custardo, the Company’s Chief Strategic Officer.

Risks of Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

 pg. 11

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares of Common Stock offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Given that there is no minimum offering amount, and that the Company needs at least $1,000,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $50,000,000, the Company will have to limit or eliminate important expenditure, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares of Common Stock offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Control by Management

As of July 1st, 2016 the Company’s Managers owned approximately 100% of the Company’s outstanding Shares of Common Stock and 0% of the Company's Shares of Preferred Stock.  Upon completion of this Offering, The Company’s Management will own approximately 100% of the outstanding Shares of Common Stock and 0% of the outstanding Shares of Preferred Stock.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

 pg. 12

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Certain Factors Related to the Company’s Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock will be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Recreational Marijuana Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be

 pg. 13

maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is currently preparing an application for the Company's Securities to be admitted to listing and trading on the OTC Markets Group’s OTCQB. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Shares of the Company’s Preferred Stock and Common Stock are Subject to the Penny Stock Rules

The Company’s Common Stock and Preferred Stock are, or will be, traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock or Preferred Stock to sell all, or a party of the Common Stock or Preferred Stock Shares when the purchasers wish, or, if the Common Stock or Preferred Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock or Preferred Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following Conversion

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after converting of the 6% Convertible Preferred Stock Shares.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after and investor converts from the 6% Convertible Preferred Stock Shares to the Company’s Common Stock Shares may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase the 6% Convertible Preferred Stock Shares, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of products that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s products, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its products to new areas, or to develop new products;

•

Changes in the Company’s expenditures to promote its services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

 pg. 14

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Recreational Marijuana market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Previous Offering and Offering Price

The Company originally marketed the Offering under the same terms and conditions under Regulation A Tier I in the State of New York. The Company, prior to the sale of any Securities terminated the Tier I Offering and amended this Registration Statement in order to proceed with a Regulation A Tier II Offering. The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF NEVADA, IN THE COUNTY OF CLARK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

 pg. 15

NOTICE REGARDING THE TRUST INDENTURE ACT OF 1939

THE TRUST INDENTURE ACT OF 1939 SUPPLEMENTS THE SECURITIES ACT OF 1933 IN THE CASE OF DISTRIBUTION OF DEBT SECURITIES IN THE UNITED STATES. THE TRUST INDENTURE ACT (“TIA”) REQUIRES THE APPOINTMENT OF A SUITABLY INDEPENDENT AND QUALIFIED TRUSTEE TO ACT FOR THE BENEFIT OF THE HOLDERS OF THE SECURITIES, AND SPECIFIES VARIOUS SUBSTANTIVE PROVISIONS FOR THE TRUST INDENTURE THAT MUST BE ENTERED INTO BY THE TRUSTEE. THE TIA IS ADMINISTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INVESTORS OF THIS OFFERING WILL NOT BENEFIT FROM A TRUSTEE, INDENTURE, OR THE PROTECTIONS AFFORDED BY THE TRUST INDENTURE ACT OF 1939.

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was formed as a Nevada Stock Corporation in October of 2015. Upon its formation, the Company has issued THIRTY-SIX MILLION Common Stock Shares as illustrated below:

Name and Address of Record Owner	Prior to Offering:	After Offering:
Mr. Geoffrey Thompson Chief Executive Officer 20511 Abbey Drive Frankfort, Illinois 60423	Common Stock: 18,000,000 (50%) Preferred Stock: No Shares	Common Stock: 18,000,000 (50%) Preferred Stock: No Shares
Ms. Cynthia Boerum Advisor 20511 Abbey Drive Frankfort, Illinois 60423	Common Stock: 9,000,000 (25%) Preferred Stock: No Shares	Common Stock: 9,000,000 (25%) Preferred Stock: No Shares
Mr. Patrick Custardo Chief Strategic Officer 20511 Abbey Drive Frankfort, Illinois 60423	Common Stock: 9,000,000 (25%) Preferred Stock: No Shares	Common Stock: 9,000,000 (25%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 16

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000 6% Convertible Preferred Stock Shares, (2) One Year from January 14th, 2016, or (3) a date prior to January 14th, 2017 as so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Thompson and Mr. Custardo, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to AdvantaMeds Solutions USA Fund I, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 17

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $50,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A.

Sale of Company Common Stock

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$44,800,000	89.6%	N/A	N/A

B.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$5,800,000	10.4%	N/A	N/A

Footnotes:

1)

We are offering a maximum of 500,000 6% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, OTCQB Application, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $200,000 USD. Any costs above $200,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 18

USE OF INVESTMENT FUNDS:

USE OF PROCEEDS FROM THE INVESTOR	Offering at $50,000,000	Percent
Gross Offering Proceeds	$50,000,000	100%
• Costs of Offering	$200,000	0.4%
• Anticipated Commissions	$5,000,000	5.0%
• Anticipated Underwriter Discounts	$0.00	0.0%
Colorado Operations	$20,000,000	40.0%
Las Vegas / Nevada Operations	$24,800,000	49.6%

The above allocation of Funds Table provides above provides the use of funds based on raising $50,000,000 USD. If the total offering is not met, management will distribute the funds on a percentage weighted basis according to the Allocation of Funds Table provided above.

 pg. 19

ITEM 7. DESCRIPTION OF BUSINESS

A.

BUSINESS PLAN:

AdvantaMeds Solutions USA Fund I, Inc. (the “Company”) will act as a “Startup and Emerging Growth Company Facilitator” to Companies operating in the Medical Marijuana and Recreational Marijuana Industries.

As a Joint Venture Partner, AdvantaMeds Solutions USA Fund I, Inc. will act as a business consulting, incubator and accelerator Joint Venture Company that will seek to identify and leverage the growth potential of startup and early-stage Marijuana Industry companies with whom to merge with, enter into joint ventures with, or even acquire. Through this unique business model, AdvantaMeds Solutions USA Fund I, Inc. intends to radically improve the success rate of the Marijuana Industry companies, and profoundly increase the number of successful businesses in the Marijuana Industry, while generating revenues and securing potentially lucrative equity holdings in these companies.

VENTURE ONE:

COLORADO RECREATIONAL MARIJUANA CULTIVATION & RETAIL DISTRIBUTION ($20M USD)

Targeted Initial Acquisition of a Cultivation Facility:

The Company is currently targeting a purchase of a 104,000 Square Foot Commercial Building in Pueblo, Colorado for approximately $5,000,000 USD. Upon the completion of the Company’s acquisition of the cultivation facility, the Company plans to renovate and remodel the building by adding a second level inside the main building, and building a new three story building on the north side of the property. The total revised square footage will be 223,270, which is allocated as follows:

Flower Area	143,000 Square Feet
Vegetation and Primary Plant Area	32,000 Square Feet
Infusion, Testing, Bakery and Lab	10,000 Square Feet
Shipping / Receiving, Storage area for Soil & Nutrients	16,000 Square Feet
Trim and Cure / Dry Room	3,500 Square Feet
Office Space	3,500 Square Feet
Break Room, Restrooms, Elevators, General and Electric Rooms	15,270 Square Feet

The facility will be a full automated site from “Plant to Harvest”. The Cultivation site will produce 5,334 lbs. per month when the facilities are completed by September of 2016, with full production occurring by January of 2017.

The Cultivation is anticipated per the following (000’s):

	2016	2017	2018
Revenue – Cultivation	$0.00	$27,377	$48,004
Income – Cultivation	($796)	$11,827	$26,629

Retail Stores:

The Construction of up to twenty retails stores will be funded with internal cash flows from operations. These stores will be located around the State of Colorado, and are each projected to sell 115 lbs. per month, and all 20 stores combined will sell at total of 2,300 lbs. per month when all twenty stores are open and operating by the close of 2017 Calendar Year.

Each retail store will take approximately seven months to open and be fully operational, starting on the date when the Company funds a suitable location. This includes the architectural and permitting processes, and all construction.

 pg. 20

The Retail Stores anticipated financial pro-forma is anticipated to perform as detailed below (000’s):

	2016	2017	2018
Revenue – Retail Stores	$173	$17,077	$38,813
Income - Cultivation	($110)	$4,227	$10,829

The Retail Entities will be each run and managed by a core group of seasoned individuals that have managed and built the operation over the past six years.

The Product:

Marijuana or Cannabis is not a new product, just a product that is becoming legal to sell and use on a State-by-State basis. Based on local and State feedback on what is desired and currently selling in local markets that are targeted by the Company, the Company has determined that it will partner with growers that will grow approximately sixty strains of Marijuana. These strains are classified by either “Indica” or “Sativa”.

The Market:

According to the Marijuana Business Fact Book 2015, prepared by Marijuana Business Daily, the 2015 Colorado Recreational Market Sales via retail stores is estimated to be $500 Million to $550 Million (up from $313 Million in 2014). The estimates for 2016 range from $625 Million to $675 Million.

•

Colorado locals are looking for more recreational strains than what is offered presently and at a cheaper price. Many are letting their Medical Marijuana Card expire and are migrating over into the recreational market.

•

Out-of-State visitors are coming to Colorado for the ability to purchase a quarter of an ounce of Marijuana at a time with only an ID required to purchase.

•

The recreational marijuana is poised and expected to grow 20-30% over the next three years.

•

Tourism for 2014 hit an all-time high with a record of 71.3 million visitors spending $18.6 Billion USD.

The Marijuana Market is growing, fueled by a record number of tourists flocking to Colorado and the ease of buying Marijuana for Colorado Locals.

The key consumer of Marijuana are men. According to Gallup Poll in 2014, 6% of women, and 8% of men consume Marijuana on a regular basis. Additionally, there has been an increase by adults over 50 years old consuming Marijuana or Marijuana Extracts.

Therefore, the Company’s target market consists of adults who want the many varieties and strains of Marijuana at a lower price that what they are paying now.

Anticipated Pricing:

•

Wholesale: $750 per lb.

•

Retail (retail Marijuana price categories will be broken up into three segments):

o

Premium: $4.46 per gram or $2,000 per lb.

o

Standard: $3.90 per gram or $1,750 per lb.

o

Economy $3.35 per gram or $1,500 per lb.

The pricing will be the lowest in the Colorado Market. The average recreational price was $4.50 per gram on September 21st, 2015, per a Marijuana Business Article.

The Company’s estimated costs to produce a gram is estimated to be between $0.72 to $0.80, or $320 to $358 per lb., the economics show strong profitability from production to retail.

 pg. 21

Year-Over-Year Performance:

	2016	2017	2018	2019
Sales	$0	$4,087,500	$54,147,422	$89,404,688
Gross Profit	($170,703)	($2,501,296)	$20,093,632	$39,493,957
EBITDA	($170,703)	($2,501,296)	$20,093,632	$39,493,957
Capital Expenditures	$1,000,000	$18,850,000	$800,000

VENTURE TWO:

NEVADA RECREATIONAL MARIJUANA CULTIVATION & RETAIL DISTRIBUTION

Duplicating the process as with the Colorado Venture, AdvantaMeds Solutions USA Fund I, Inc. has chosen to launch its second operation in LAS VEGAS. Las Vegas is already being called, “the future cannabis capital of the world”, Las Vegas has shown a commitment to its philosophy that “excess is best”.

Legislative initiatives planned for the 2016 ballot are definitely Marijuana friendly. Las Vegas already has some of the most aggressive Medical Marijuana Laws in the nation as well, accepting reciprocity of use for Medical Marijuana Cards. In fact, Nevada will be the only state to service and accommodated out-of-state Medical Marijuana Patients who can simply fill out a form at a local dispensary prior to purchase.

To further illustrate the potential of the Cannabis Mark in Las Vegas, there are currently over FIVE HUNDRED dispensaries in the State of California serving an equivalent population of 40 Million Residents. Annual Statewide Revenue is at $1.3 BILLION. In comparison, the potential demand for Marijuana from 45 Million Las Vegas Tourists annually would have to be met by 40 authorized dispensaries, and the associated supply chain. Product pricing would certainly have to be INFLATED accordingly, leading to year-over-year revenues in excess of those from the State of Colorado.

 pg. 22

B.

The Offering

The Company is offering a maximum of 500,000 6% Convertible Preferred Stock Shares at a price of $100.00 per Unit, with all Shares having no par value.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the growth of the Company’s Marijuana Cultivation and Retail Sales Business Operations.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has not set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 6% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

& Current Shareholders

0%

o

New Shareholders

100%

G.

Shares of Common Stock

Upon the sale of the maximum number of Shares of Common Stock from this Offering, the number of issued and outstanding Shares of Common Stock of the Company’s Common stock will be held as follows:

o

Company Founders

&  Current Shareholders

100%

o

New Shareholders

0%

H.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

I.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

J.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

K.

Company Convertible Securities

The Company, at the completion of this Offering will have 600,000 6% Convertible Preferred Stock Shares Issued.

 pg. 23

•

Terms of Conversion or Repurchase by the Company:

o

All 6% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 5.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

 pg. 24

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 6% Preferred Stock for Common Stock of the Company at market price minus 7.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 7.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 6% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 6% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

L.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

M.

Reporting

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its

 pg. 25

unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

N.

Stock Transfer Agent

Globex Transfer, LLC

780 Deltona Blvd., Suite 202

Deltona, Florida 32725

Phone: 813-344-4490

Email: MT@GlobexTransfer.com

http://www.GlobexTransfer.com

Globex has already been engaged as the Transfer agent for the Company pursuant to Exchange Act Rule 12g5-1(a)(7), and Globex shall be notified of each transaction. The investor can opt to have his / her / their / its Shares remain in book form in the Transfer Agent’s Ledger or have physical delivery of the Shares.

O.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000 6% Convertible Preferred Stock Shares, (2) One Year from January 14th, 2016, or (3) a date prior to January 14th, 2016 that is so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 26

P.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in AdvantaMeds Solutions USA Fund I, Inc.

The Company Exchange Listing	AdvantaMeds Solutions USA Fund I, Inc. is a Nevada Stock Corporation. The Company intends to list its Preferred Stock and Common Stock Shares on the OTC Markets Group’s OTCQB under the Symbol “______”
Company Managers	Biographies of all Managers can be found starting on Page 31 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 6% Convertible Preferred Stock Shares.
The Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000 6% Convertible Preferred Stock Shares, (2) One Year from January 14th, 2016, or (3) a date prior to January 14th, 2016, that is so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Conversion Option / Mandatory Conversion Voting Rights Distributions Investment Period

All 6% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•  Year 2: (Shareholder Conversion Option)

Shareholder Option: At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•  Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•  Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•  Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At any time during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 7.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 100,000 6% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 6% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Preferred Stock has NO VOTING RIGHTS

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 7.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 6% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 6% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

Distributions

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Reports to Investors

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 29

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not presently own any real estate. The Company also currently rents office spaces at 20511 Abbey Drive, Frankfort, Illinois 60423.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was formed as a Nevada Stock Corporation in October of 2015. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that AdvantaMeds Solutions USA Fund I, Inc. will operate profitably.

Overview:

The Company is seeking $50,000,000 investment capital through this Offering for a recreational marijuana cultivation facility in Pueblo, Colorado and twenty associated retail Marijuana Centers to be located throughout the State of Colorado. The Company plans to lease Real Estate Properties and Marijuana Production Equipment, and enter in Joint Ventures with Established Licensed Marijuana Companies where the Company will be an equity stake holder in each Company.

The Company believes that its cultivation and retail store distribution model allows for rapid placement of the Company’s Marijuana products, and will generate long-lasting recurring customer purchase and use of the Company’s Marijuana products, leading to recurring revenues.

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ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Geoffrey Thompson

CEO & CFO

Age: 47

Mr. Thompson holds 17 years of experience in a wide array of endeavors business ownership and management with a focus predominantly in entrepreneurial-based activities involving start-ups and stabilization.

Geoff has been the founder of several “Start-up” companies which include 3 mortgage companies (Consumer Financial Resource Group, Inc., Streamline Mortgage, Inc. a multi-state correspondent Lender and Presidium Mortgage, Inc. specializing in investment properties), a title and escrow company (Streamline Title, Inc.). He also founded Streamline Real Estate Investments, LLC. With his wife Nancy which acquired in access of $10,000,000 of residential and commercial properties. He also co-founded Global Wealth Solutions, Inc. a real estate brokerage company with his wife Nancy all done prior to age 40.

After the US market collapse of the real estate markets in 2007 he co-founded with his wife Nancy and two other partners GWS Financial Services and advanced strategy financial services firm specializing in estate planning, premium financed life insurance, corporate SERP (Supplemental Employee Retirement Planning). The company also focused on advanced tax strategy and Geoff created advanced tax structures for PPLI (Private Placed Life Insurance) and PPVI (Private Placed Variable Annuity) which he named the “Horizons-X and Horizons-V”.

In 2009 he ventured into the public markets and purchased a SEC compliant “Blank Check” shell company. The company started as a Healthcare Technology company and grew from there into a mergers and acquisitions company focused on acute care, home health and behavioral sciences. Since inception the company has made several key strategic acquisition while maintaining its status as fully reporting.

These acquisitions include At Home Health Services, All Staffing, Advanced Life, Traditions Home Healthcare, Behavioral Healthcare, Watson Home Health and Grace Home Healthcare. The company converted from a shell status to a Accelera Innovations, Inc. and is currently listed on the OTC Markets Pink Sheets (Symbol ACNV) of which Geoff holds the role of Chairman.  He plans to continue the Accelera Innovations Inc. project until the company reaches a mid-sized market cap from its current position as a micro-cap company.

In 2014 Geoff embarked on his next public eandeavor Advantameds Solutions, Inc. a Canadian company being positioned for the CSE. The premise of the company is to be a leader in the Medical Marijuana industry.

Over the years Geoff has acquired skill-sets in debt/equity, corporate governance, mergers and acquisitions, public procedures, market structures, reverse mergers, IPO releases, Etc…

Mr. Thompson has participated in a wide variety of community based work as well as hosting his own radio show in the Chicago area from 2005 -2008.   He also spends time with fledgling entrepreneurs and small business owners in coaching and development as well as financial restructuring for corporate clients in market advancement and turn around strategies.

Mr. Patrick Custardo

Chief Operating Officer

Age: 64

Mr Custardo became the Chief Strategic Officer of the Company in 2014, prior to joining the Company, Mr. Custardo was owner of Global Medserv, Inc, a Revenue Cycle Management company that he grew to include consulting and credentialing medical practices, from 2005 to 2013. Previously, Mr Custardo founded and led Sentry Financial Corporation through mergers and acquisitions, all the while turning the startups into multimillion dollar revenue companies, from 1981-2004. He also held the position of Sr. Vice President Mergers and Acquisitions at NorCon Capital Funds, Inc, from 1978 to 1981. Mr Custardo received his B.S. from Illinois State University and his J.D. from Lewis University College of Law in 1978

C. Family Relationships. None

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D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In October of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of AdvantaMeds Solutions USA Fund I, Inc. will be entitled to receive an annual salary of:

Mr. Geoffrey Thompson, CEO & CFO

$1.00

Mr. Patrick Custardo, Chief Strategic Officer

$1.00

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Grants.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

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ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was formed as a Nevada Stock Corporation in October of 2015. Upon its formation, the Company has issued THIRTY-SIX MILLION Common Stock Shares as illustrated below:

Name and Address of Record Owner	Prior to Offering:	After Offering:
Mr. Geoffrey Thompson Chief Executive Officer 20511 Abbey Drive Frankfort, Illinois 60423	Common Stock: 18,000,000 (50%) Preferred Stock: No Shares	Common Stock: 18,000,000 (50%) Preferred Stock: No Shares
Ms. Cynthia Boerum Advisor 20511 Abbey Drive Frankfort, Illinois 60423	Common Stock: 9,000,000 (25%) Preferred Stock: No Shares	Common Stock: 9,000,000 (25%) Preferred Stock: No Shares
Mr. Patrick Custardo Chief Strategic Officer 20511 Abbey Drive Frankfort, Illinois 60423	Common Stock: 9,000,000 (25%) Preferred Stock: No Shares	Common Stock: 9,000,000 (25%) Preferred Stock: No Shares

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholders are Mr. Geoffrey Thompson, the Company’s Chief Executive Officer & Chief Financial Officer; and Mr. Patrick Custardo, the Company’s Chief Strategic Officer. Mr. Thompson and Mr. Custardo together own the majority of the issued and outstanding controlling Stock Units of AdvantaMeds Solutions USA Fund I, Inc., Consequently, these shareholders controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Thompson and Mr. Custardo will thus have complete control over the Company’s management and affairs.  Accordingly, these owners may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

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Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 14. SECURITIES BEING OFFERED.

6% Convertible Preferred Stock Shares

A maximum of FIVE HUNDRED THOUSAND 6% Convertible Preferred Stock Shares are being offered to the public at $100.00 per 6% Convertible Preferred Stock Unit.

o

All 6% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

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▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 5.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 6% Preferred Stock for Common Stock of the Company at market price minus 7.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 7.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 6% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 6% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Geoffrey Thompson and Mr. Custardo, both Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to

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prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to AdvantaMeds Solutions USA Fund I, Inc. and wire or mail funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of July 1st, 2016 – 36,000,000 shares of Common Stock were issued and outstanding. Upon the completion of this Offering, 36,000,000 shares of Common Stock will be issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are

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entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of FIFTY MILLION shares of Preferred stock, no par value per share (the "Preferred Stock"). As of July 1st, 2016 – NO  Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, FIVE HUNDRED THOUSAND shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of July 1st, 2016, there were 36,000,000 shares of our Common Stock outstanding, which were held of record by approximately 3 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of July 1st, 2016, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Shares of Common Stock. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company’s Shares of Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Nevada. Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Nevada General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or  its stockholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

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•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

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AUDITED FINANCIAL STATEMENTS SECTION:

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SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AdvantaMeds Solutions USA Fund I, Inc.

By: Mr. Geoffrey Thompson

By: /s/ Mr. Geoffrey Thompson_________

Name: Mr. Geoffrey Thompson

Title: Chief Executive Officer

_______________________________________________________________________________________________________

AdvantaMeds Solutions USA Fund I, Inc.

By: Mr. Patrick Custardo

By: /s/ Mr. Patrick Custardo________

Name: Mr. Patrick Custardo

Title: Chief Operations Officer

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